Exhibit 99.1

electroCore, Inc. Announces Second Quarter Financial Results

BASKING RIDGE, NJ, August 13, 2018 – electroCore, Inc. (“electroCore”) (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today reported financial results for the three month and six months ended June 30, 2018.

Second Quarter 2018 and Recent Highlights

•	Second quarter net sales was $393,000, an increase of $217,000 over second quarter of 2017
•	Completed initial public offering of our common stock, receiving net proceeds of approximately $77.7 million after deducting underwriting discounts, commissions and offering costs
•	Presented six abstracts across three primary headache disorders at the 60th Annual Meeting of the American Headache Society
•	Launched Program with UpScript to Offer Direct-to-Patient Telemedicine Option for gammaCore™ in the US
•	Appointed Carrie S. Cox as Chairman of its Board of Directors, and Michael G. Atieh and Stephen L. Ondra, M.D. as Board members

“I am encouraged by our second quarter financial results,” said Frank Amato, Chief Executive Officer. “I believe our successful IPO will not only enable us to expand our commercial presence, but also allows us to build upon our growing list of positive clinical studies.”

Second Quarter Financial Results

Net sales for the three months ended June 30, 2018 increased $217,000 from the second quarter of 2017. The growth in sales was due to an increase in the company’s sales force and the January 29th FDA clearance for an expanded label for gammaCore as an acute treatment for pain associated with migraine in adult patients.

Gross profit for the second quarter of 2018 was $153,000, up from $138,000 in the same period of the prior year.

Total operating expenses for the second quarter of 2018 were $16.4 million, an increase of $8.8 million compared to the same period in 2017. The increase in operating expenses was driven primarily by costs related to expansion of the company’s sales and additional stock based compensation expense, due to the corporate conversion.

Operating loss in the second quarter of 2018 was $16.2 million, as compared to an operating loss of $7.4 million in the second quarter of 2017.

Cash, cash equivalents, and short-term investments were $95.8 million as of June 30, 2018. In June 2018, electroCore completed an initial public offering, raising net proceeds of approximately $77.7 million, net of underwriting discounts, commissions and other offering expenses.

Webcast and Conference Call Information

electroCore’s management team will host a conference call today beginning at 4:30 p.m. ET. Investors interested in listening to the conference call may do so by dialing (877) 371-5740 for domestic callers or (629) 228-0724 for international callers, using Conference ID: 7279125. A live and archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. is a commercial-stage bioelectronic medicine company dedicated to improving patient outcomes through its platform non-invasive vagus nerve stimulation therapy initially focused on the treatment of multiple conditions in neurology and rheumatology. The company’s initial targets are the acute treatment of migraine and episodic cluster headache.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore's business prospects and product development plans, its pipeline or potential markets for its technologies, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.  Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contacts

Investors:

Greg Chodaczek or Lynn Lewis

Gilmartin Group

investors@electrocore.com

(646) 924-1769

or

Media:

Alexandra Canale

GCI Health

(617) 921-9353

alexandra.canale@gcihealth.com

electroCore, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net sales	$393	$177	$474	$293
Cost of goods sold	240	39	289	111
Gross margin	153	138	185	182
Research and development	4,367	2,771	6,673	4,498
Selling, general and administrative	12,007	4,798	18,832	7,857
Total operating expense	16,374	7,569	25,505	12,355
Operating loss	(16,221)	(7,431)	(25,320)	(12,173)

Other income (expense)
Interest expense	-	3,434	-	4,474
Other expense net	1,561	709	1,905	1,284
Non-controlling interest loss	-	(6)	55	(6)
	1,561	4,137	1,960	5,752

Net loss	$(17,782)	$(11,568)	$(27,281)	$(17,925)

Net loss attributable to electroCore, LLC subsidiaries and affiliate	(11,620)	(11,568)	(21,119)	(17,925)

Net loss attributable to electroCore, Inc. subsidiaries and affiliate	(6,162)	-	(6,162)	-

Net loss per common share - Basic and diluted	$(0.21)	$-	$(0.21)	$-

Weighted average common and potential shares outstanding	29,262	-	29,262	-

electroCore, Inc.

Consolidated Balance Sheet Information

(Unaudited)

(in thousands)

	June 30,	December 31,
Assets	2018	2017
Current assets:
Cash and cash equivalents	$88,358	$13,224
Debt securities and other investments available for sale	7,469	23,951
Accounts receivable, net	298	103
Inventories	752	328
Prepaid expenses and other current assets	2,857	570
Deferred financing costs	-	857
Total current assets	99,734	39,033

Property and equipment – net	377	169
Security deposits	31	31
Total assets	$100,142	$39,233

Liabilities, Convertible Preferred Units and Stockholders and Members’ Equity/(Deficit)
Current liabilities:
Accounts payable and accrued expenses	$6,886	$3,880
Warrant liability	-	2,240
Other current liabilities	28	-
Total current liabilities	6,914	6,120
Noncurrent liabilities:
Deferred rent	279	307
Total liabilities	7,193	6,427

Convertible preferred units:
Series A Preferred Units, 0 Units authorized at June 30, 2018 and 71,050,860	—	53,518
at December 31, 2017; 0 Units issued and outstanding at June 30, 2018 and	—	53,518
70,918,506 at December 31, 2017	—	53,518
Series B Preferred Units, 0 Units authorized at June 30, 2018 and 123,000,000	—	68,756
at December 31, 2017; 0 Units issued and outstanding at June 30, 2018	—	68,756
and 105,186,020 at December 31, 2017	—	68,756
Series B-1 Preferred Units, 0 Units authorized at June 30, 2018 and	—	—
December 31, 2017; 0 Units issued and outstanding at June 30,	—	—
2018 and December 31, 2017	—	—
Total convertible preferred units	—	122,274
Stockholders'/members’ equity/(deficit):
Common Units, 0 Units authorized at June 30, 2018 and 600,000,000	—	40,181
December 31, 2017; 0 Units issued and outstanding at	—	40,181
June 30, 2018 and 218,982,140 December 31, 2017	—	40,181
Preferred Stock, par value $0.001 per share; 10,000,000 shares authorized at	—	—
June 30, 2018, 0 shares authorized at December 31, 2017; 0 shares issued and	—	—
outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, par value $0.001 per share; 500,000,000 shares authorized at	29	—
June 30, 2018, 0 shares authorized at December 31, 2017; 29,450,034 issued	29	—
and outstanding at June 30, 2018 and 0 at December 31, 2017	29	—
Additional paid-in capital	102,775	22,596
Accumulated deficit	(10,533)	(152,929)
Accumulated other comprehensive income	42	80
Total equity/(deficit) attributable to electroCore, Inc., subsidiaries and affiliate	92,313	(90,072)
Noncontrolling interest	636	604
Total stockholders' equity/members’ (deficit)	92,949	(89,468)
Total liabilities, convertible preferred units and stockholders' equity/members' equity	$100,142	$39,233